Exhibit 11.1

              Statement Regarding Computation of Per Share Earnings
                (In millions, except share and per share amounts)

                                                         Quarter Ended March 31,
                                                         -----------------------
                                                           1999          1998
                                                         --------      --------
Net income                                               $   35.0      $   23.5

Weighted average number of common shares
outstanding during each year - basic                         94.0          81.7

Weighted average number of common shares
and common stock equivalents outstanding during
each year - diluted                                          96.4          84.7
                                                         --------      --------

Basic earnings per share                                 $   0.37      $   0.29
                                                         ========      ========

Diluted earnings per share                               $   0.36      $   0.28
                                                         ========      ========